              As filed with the Securities and Exchange Commission
                              on August 30, 1999.
                     Registration Statement No. 333-________

        ----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                          METROPOLITAN FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

             OHIO                                    34-1109469
 (State or other jurisdiction of                  (I.R.S. employer
 incorporation or organization)                   identification no.)

                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124
                    (Address of principal executive offices)

                          METROPOLITAN FINANCIAL CORP.
                               STOCK PURCHASE PLAN
                            (Full title of the plan)
                           --------------------------

                                 David G. Lodge
                         President, Assistant Secretary
                             and Assistant Treasurer
                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124
                                 (440) 646-1111
          (Name, address, and telephone number, including area code, of agent for service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                    Proposed
                                                   Proposed         maximum
                                                   maximum          aggregate
Title of securities to                             offering price   offering     Amount of
be registered           Amount to be registered    per share(1)     price (1)    registration fee (1)
-----------------------------------------------------------------------------------------------------

Shares of Common Stock,     160,000 shares         $6.5625           $1,050,000     $291.90
without par value

Plan Interests               Indeterminate(2)
-----------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the bid and asked sale prices on August 25, 1999 of the Registrant's Common Stock as reported on The Nasdaq Stock Market.
(2) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of this registration statement on Form S-8 (the "Registration Statement") will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

         (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, as amended;

         (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         (c) the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; and

         (d) a description of the Registrant's capital stock contained in the Registration Statement on Form 8-A dated October 15, 1996, filed under
         Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the shares of Common Stock being offered by this Registration Statement has been passed upon for the Registrant by Thompson Hine & Flory LLP. Malvin E. Bank, a partner of Thompson Hine & Flory LLP, is a Director of the Registrant. Certain partners of Thompson Hine & Flory LLP beneficially own shares of Common Stock in the Registrant.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents ("Covered Persons") within prescribed limits and must indemnify them under certain circumstances. Ohio law permits a corporation to indemnify a Covered Person against expenses, judgments, fines, and settlements reasonably incurred in a nonderivative suit, and against expenses reasonably incurred in a derivative suit, if the Covered Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation. In addition, Ohio law permits a corporation to indemnify a Covered Person in a criminal action or proceeding, other than in a derivative suit, if the person had no reasonable cause to believe his or her conduct was unlawful.

         Unless ordered by a court, no indemnification of expenses in a derivative suit is authorized by Ohio law if the Covered Person is ultimately adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation. However, if a Covered Person is successful on the merits or in defense on a matter, indemnification of expenses is mandatory. In addition, unless otherwise provided in the articles or regulations of the corporation, under Ohio law, a director's expenses shall be paid by the corporation as they are incurred, provided the director agrees to reasonably cooperate with the corporation and to repay the amounts advanced if it is proved by clear and convincing evidence that the director's action or failure to act was done with reckless disregard for the best interests of the corporation.

         Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that the director's action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and is in addition to any other rights granted to persons seeking indemnification.

         Article IV of the Amended and Restated Code of Regulations of the Registrant provides that the Registrant shall indemnify, to the full extent permitted by the Ohio General Corporation Law as it may be amended, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, trustee, employee, member, manager, or agent of another corporation, bank, limited liability company, partnership, joint venture, trust or other enterprise. The indemnification provided by Article IV continues as to a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person. In addition, under a directors' and officers' liability insurance policy, directors and officers of the Registrant are insured against certain liabilities, including certain liabilities under the Securities Act.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

ITEM 8.           EXHIBITS

         The Exhibits to the Registration Statement are listed in the Exhibit Index on page 7 of this Registration Statement.

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section l0(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, on August 30, 1999.

                         METROPOLITAN FINANCIAL CORP.

                         By:   /s/ David G. Lodge
                               ---------------------------------------------
                               David G. Lodge, President, Assistant Secretary and Assistant Treasurer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of August 30, 1999.

Signature                     Title
---------                     -----

/s/ Robert M. Kay             Chairman of the Board, Chief Executive Officer and
---------------------------   Director (Principal Executive Officer)
Robert M. Kaye

/s/ David G. Lodge            President, Assistant Secretary, Assistant
---------------------------   Treasurer and Director (Principal Financial and
David G. Lodge                Accounting Officer)


/s/ Malvin E. Bank            Director
---------------------------
Malvin E. Bank

/s/ Robert R. Broadbent       Director
---------------------------
Robert R. Broadbent

/s/ Marjorie M. Carlson       Director
---------------------------
Marjorie M. Carlson

/s/ Lois K. Goodman           Director
---------------------------
Lois K. Goodman

/s/ Marguerite B. Humphrey    Director
---------------------------
Marguerite B. Humphrey

                       (Signatures continued on next page)

                    (Signatures continued from previous page)


/s/ James A. Karman           Director
-------------------------
James A. Karman

/s/ Ralph D. Ketchum          Director
-------------------------
Ralph D. Ketchum

/s/ Alfonse M. Mattia         Director
-------------------------
Alfonse M. Mattia

/s/ David P. Miller           Director
-------------------------
David P. Miller




         The Plan. Pursuant to the requirements of the Securities Act, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, on August 30, 1999,

                              METROPOLITAN FINANCIAL CORP.
                              STOCK PURCHASE PLAN


                              By: /s/ David G. Lodge
                                 --------------------------------
                              Name:  David G. Lodge
                                   ------------------------------

                          METROPOLITAN FINANCIAL CORP.

                                INDEX TO EXHIBITS


Exhibit                 Description
-------                 -----------

 4.1 Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 2 to the Registrant's Form 8-A filed with the Commission on October 15, 1996 and incorporated herein by reference).

 4.2 Amended and Restated Code of Regulations of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 filed with the Commission on February 26, 1999 and incorporated herein by reference).

*5 Opinion of Thompson Hine and Flory LLP as to the legality of the securities to be registered.

*23.1                   Consent of Independent Auditors.

*23.2 Consent of Thompson Hine and Flory LLP (included as part of Exhibit 5).

-------------
* Filed herewith.


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